Domain://Capital

DOMAIN NAME, ADDRESS & UNIFORM RESOURCE LOCATOR ("URL")	LEASE NUMBER 1472
www.manufacturedhome.com www.manufacturedhomes.com www.manufacturedhouse.com www.manufacturedhomes.net www.modularhomes.com www.traveltrailer.com www.toyhaulers.com	36 MONTHLY PAYMENTS OF $5,199.80 applicable taxes to be added $5,199.80 PAYABLE IN ADVANCE AS SECURITY DEPOSIT
DESCRIPTION & REGISTRAR(S): Moniker Online Services, LLC 20 SW 27th Ave. Suite 201 Pompano Beach, Florida 33069	**MAKE CHECKS PAYABLE TO: DOMAIN CAPITAL, LLC**

LEASE AGREEMENT

This lease agreement, including all schedules, supplements and amendments, if any (the "Agreement") is made the 8th day of August, 2013 between Domain Capital, LLC, its principal office at 55 North Dean Street, Second Floor, Englewood, NJ 07631 (the "Lessor") and Searchcore, Inc. its principal office at 26497 Rancho Parkway South, Lake Forest, CA 92630 (the "Lessee").

1. LEASE.

Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the domain and URL address described above. Additionally, the website found at the address of the domain is included in this Agreement. All of the aforementioned items are collectively referred to herein as the "Domain." Neither Lessor, nor Lessee, shall have any obligations hereunder until the execution and delivery of this Agreement. The terms and conditions contained herein shall govern the leasing and use of the Domain.

2. ADDITIONAL DEFINITIONS.

a. The "Access Date" means the date on which the Domain is available for use by Lessee. If Lessee shall fail, without reasonable cause, to execute an acceptance certificate, as defined in subsection 10b, within three days of access to the Domain by Lessee, the Access Date will be considered to be three days after the date the Domain is available to Lessee.

b. The "Commencement Date" means, as to the Domain designated above, where the Access Date for such Domain falls on the first day of the month, that date, and in any other case, the first day of the month following the month in which such Access Date falls.

c. "Web Host Provider" means the third party provider, acceptable to Lessor, which provides the actual web hosting services (currently GODADDY.COM). The Web Host Provider has no relationship to, and is independent of, Lessor and is not a party to this Agreement.

3. TERM OF LEASE.

a. The term of this Agreement, as to the Domain designated above, shall commence on the Access

Date for such Domain, and shall continue for an initial period of 36 months from the applicable Commencement Date (the "Initial Period"); thereafter, the term of this Agreement for the Domain shall be automatically extended for successive three-month periods unless and until terminated by either party giving to the other not less than six months' prior written notice. Any such termination shall be effective only on the last day of the Initial Period or the last day of any such successive periods. In the event that this Agreement pertains to more than one Domain, no termination will apply to less than each and every one of the domains.

b. Any notice of termination given by either party under this Agreement may not be revoked, without the written consent of the other party.

4. PAYMENTS.

As to the Domain, the amounts payable by Lessee to Lessor are as set forth above. Payments shall begin on the Access Date and shall be due and payable by Lessee in advance on the first day of each month. If the Access Date does not fall on the first day of a month, the first payment shall be a pro rata portion of the monthly rental, calculated on a thirty-day basis, due and payable on the Access Date. In addition to the monthly rental set forth above, Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected and however designated, which are levied or based on this Agreement, or on the Domain or its use, lease operation, control, or value, including without limitation, all registration fees payable to registrar(s) and others, state and local privilege or excise taxes based on gross revenue, any penalties or interest in connection therewith or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes based on Lessor's net income. Personal property taxes, if any, on the Domain shall be paid by Lessee. Lessee agrees to file, on behalf of Lessor, all required property and other applicable tax returns and reports concerning the Domain with all appropriate governmental agencies, and, within not more than forty-five days after the due date of such filing, to send Lessor confirmation of such filing. Charges for taxes, penalties and interest shall be promptly paid by Lessee when invoiced by Lessor.

A late charge on any past due payment shall accrue at the rate of two percent of each such late payment for each month such payment shall be late, or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. Late payment charges shall be paid not later than thirty days following the date that the original payment was due. In the event that the Domain is transferred to any third party at any time during the term of this Agreement (whether the Domain is required to be transferred pursuant to a judicial order, arbitration or mediation decision, decree, or otherwise), Lessee hereby agrees that it shall nevertheless continue to make all monthly payments that are then due and owing to Lessor in accordance with the terms of this Agreement.

5. DOMAIN OPERATIONS/USAGE.

a. Subject to the terms of this Agreement, Lessee shall be entitled to unlimited usage of the Domain without extra charge by Lessor. Lessee will at all times keep the Domain in its sole possession and control. The Domain shall not be transferred, without the prior written consent of Lessor, which consent should not be unreasonably withheld.

b. Lessee may, at its own expense, make alterations to the website, provided that such alterations are legally permissible, do not decrease the value of the Domain or interfere with the normal and satisfactory operation or maintenance of the Domain. Lessee will take all necessary steps to protect Lessor's interest in the Domain and its associated website, including, but not limited to, giving appropriate notice of Lessor's ownership and related interests. Lessee agrees that only properly authorized persons will use the Domain.

c. Lessee agrees that the Domain contains copyrighted materials that are proprietary to Lessor and/or others. These materials may only be used or accessed as specifically provided for in this Agreement.

d. Lessee agrees not to copy, duplicate, rent, lease, loan, or sell the Domain during the term of this Agreement without Lessor's prior written consent. Lessee agrees not to sell, assign, sublicense, or otherwise attempt to transfer any right in the Domain and/or its associated website or in any improper manner commercially exploit the Domain and/or its associated website, in whole or in part.

e. The Domain is provided by Lessor on an "as is" basis, and used solely at the risk of Lessee. Lessee's non-transferable right, subject to the terms and conditions of this Agreement, to the use of the Domain and/or its associated website do not grant Lessee and its customers a license or any other right to store or copy any of Lessor's proprietary items.

f. Lessee shall not attempt to undermine the security or integrity of the computing systems or networks of Lessor or the Web Host Provider, and Lessee will not attempt to gain unauthorized access. Lessee agrees to respect and not violate copyrights, trademarks, service marks, patents or other intellectual property protected under the terms of this Agreement.

6. MAINTENANCE AND RESTRICTIONS.

Lessee shall, during the continuance of this Agreement, at its expense, keep the Domain in good working order and condition and make all necessary adjustments, repairs and replacements thereto. Lessee shall not use and/or permit the Domain to be used for any unlawful purpose or for which the Domain is not designed or reasonably suitable.

7. EXPORT CONTROL & REGULATORY COMPLIANCE.

a. Lessee represents and warrants to Lessor that it shall not use the Domain and its associated website to export, re-export, sell, transact, do business with, supply, directly or indirectly, from the United States, or by a third person wherever located, any product, good, software, technology (including technical data) or service whatsoever to any person or entity set forth on the United States Treasury Department Office of Foreign Assets Control list of suspected terrorists, drug traffickers or other specially designated nationals, as well as the United States Department of Commerce Denied Person's List or Entity List, as each is amended from time to time. In addition, repairing, replacing or technically supporting (servicing) goods or products that may have been obtained in violation of applicable laws is strictly prohibited.

b. Lessee shall comply with all governmental laws, regulations and requirements including, but not limited to: (i) the CAN-SPAM Act of 2003, as amended, and any and all Federal Trade Commission enabling regulations; (ii) the Children's Online Privacy Protection Act; (iii) all federal and state statutes and governmental regulations pertaining to privacy, deceptive marketing, data protection and credit; and (iv) all government mandated insurance requirements, if any, with respect to the use, maintenance and operation of the Domain.

Lessee certifies that, to the best of Lessee's knowledge, the Lessee has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Lessee hereby acknowledges that the Lessor seeks to comply with all applicable laws concerning money laundering and related activities, including evasion of taxes. In furtherance of those efforts, Lessee hereby represents, warrants and agrees that: (i) none of the cash or property that Lessee will pay or will contribute to the Lessor has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contributions or payments by Lessee to the Lessor, to the extent that they are within Lessee's control, shall cause the Lessor to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Lessee shall promptly notify the Lessor if any of these representations ceases to be true and accurate regarding the Lessee. Lessee shall provide the Lessor any additional information regarding Lessee that the Lessor deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities, including evasion of taxes. Lessee understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or it is otherwise required by applicable laws or regulations related to money laundering or similar activities, Lessor may undertake appropriate actions to ensure compliance with applicable laws or regulations. Lessee further understands that the Lessor may release confidential information about Lessee to proper authorities if the Lessor, in its sole discretion, determines that it is in the best interests of the Lessor in light of relevant rules and regulations under applicable laws.

8. OWNERSHIP AND INSPECTION.

a. The Domain shall at all times remain the property of the Lessor, until the Agreement is terminated or expired and all payments due and owing to Lessor have been satisfied pursuant to the terms of this Agreement, at

which time Lessee will be entitled to acquire the Domain in accordance with the terms of the Buyout Agreement, entered into between Lessee and Lessor on or about August 9, 2013.

b. It is the intention and understanding of both Lessor and Lessee that the Domain shall be, and at all times remain, separately identifiable personal property. Lessee shall not permit the Domain to be parked, stored or maintained with any other domains or personal property in such manner or under such circumstances that Domain might become an accession to or confused with such other personal property; provided, however, that the Domain's use or maintenance, in accordance with normal operating procedures of Lessee, with any other domains owned by or leased to Lessee, shall not be a violation of the foregoing provisions of this sentence.

c. Lessee certifies that: (i) the Domain is free and clear of all liens, restrictions, licenses, security interests and encumbrances other than Lessor's lien and interest in the Domain; (ii) during the term of this Agreement, Lessee shall keep the Domain free and clear of all third party liens, restrictions, licenses, security interests and encumbrances; (iii) prior to entering into this Agreement, it properly purchased the Domain without committing fraud or misrepresentation and did not otherwise infringe upon the rights of any third party while purchasing the Domain; and (iv) the Domain has not been, and is not currently the subject of any litigation, claim, arbitration or other legal proceeding, either pending, contemplated or threatened, nor has Lessee received any notice of any such pending items. Lessee shall not assign this Agreement or any of its rights hereunder or sublease the Domain without the prior written consent of Lessor, except that Lessee may, at its expense, after prior written notice to Lessor, assign this Agreement or sublease the Domain to Lessee's parent or subsidiary corporation, or to a corporation which shall have been acquired or which owns substantially all of the property of Lessee by merger, consolidation or purchase. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder.

d. Lessor and/or its agents shall have free access to the codes for the Domain for the purpose of inspection and for any other purpose contemplated in this Agreement.

e. Lessee shall immediately notify Lessor of all details concerning any damage or loss arising out of the functioning or operation of the Domain.

9. LIMITATION OF LIABILITY AND LIMITATION OF WARRANTIES.

a. Lessor shall, at the request and expense of Lessee, enforce for the benefit of Lessee any rights which Lessor shall be entitled to enforce in respect of the Domain.

b. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND EXPRESSED OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF THE DOMAIN, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WITH RESPECT TO INFRINGEMENT OR THE LIKE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF OR IN CONNECTION WITH THE DESIGN, USE, POSSESSSION OR OPERATION OF THE DOMAIN, NOR SHALL THERE BE ANY ABATEMENT OF PAYMENTS, ARISING OUT OF OR IN CONNECTION WITH (i) THE DEFICIENCY OR INADEQUACY OF THE DOMAIN FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSOR, (ii) ANY DEFICIENCY OR DEFECT IN THE DOMAIN, (iii) THE USE OR PERFORMANCE OF THE DOMAIN, (iv) ANY INTERRUPTION OR LOSS OF SERVICE OR USE OF THE DOMAIN, AND (v) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING. LESSEE WILL DEFEND, INDEMNIFY AND HOLD LESSOR HARMLESS AGAINST ANY AND ALL CLAIMS, DEMANDS AND LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE DESIGN, USE, POSSESSION OR OPERATION OF THE DOMAIN.

10. SECURITY INTEREST.

a. In the event that Lessor transfers, assigns or grants a security interest in all or any part of its rights in this Agreement, the Domain and/or sums payable hereunder to third party, whether as collateral security for any loans or advances made or to be made to Lessor by such third party or otherwise, Lessee, upon receipt of notice of

any such transfer or assignment and instructions from Lessor, shall pay its obligations hereunder or amounts equal thereto to the third party (or to any other party designated by the third party), and Lessee's obligations hereunder shall be absolute and unconditional and shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim available to Lessee against Lessor for any reason whatsoever; nor, except as otherwise expressly provided herein, shall this Agreement terminate, or the respective obligations of Lessor or Lessee be otherwise affected, by reason of any defect in the Domain, condition, design, operation or fitness for use thereof or any loss or destruction of the Domain or any part thereof, the prohibition of or other restriction against Lessee's use of the Domain, the interference with such use by any private person or entity, or by reason of any failure by Lessor to perform any of its obligations herein contained, or by reason of any other indebtedness or liability, howsoever and whenever arising, of Lessor to Lessee or to any other person, firm or corporation or to any governmental authority or for any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the payments by Lessee hereunder shall continue to be paid in all events and at the times herein provided, except as otherwise expressly provided for herein.

b. On the Access Date, Lessee will furnish to Lessor, and/or its assignee, a certificate signed by an officer of Lessee to the effect that:

(i) Lessee has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by Lessee and is its valid and binding obligation, enforceable in accordance with its terms. No approval, consent, or withholding of obligation is required from any governmental authority with respect to the entering into or performance of this Agreement by Lessee;

(ii) the entering into or performance of this Agreement by Lessee does not and will not violate a judgment, order, law or regulation applicable to Lessee or any provision of Lessee's certificate of incorporation, by-laws or other applicable and appropriate documents if Lessee is not a corporation, or result in a breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Lessee or on the Domain or this Agreement pursuant to, any indenture, mortgage, deed of trust, bank loan, credit agreement or other instrument to which Lessee is a party or by which it or its assets may be bound;

(iii) the Domain is duly registered at the Registrar(s) shown above and the website has been and is then operating to the satisfaction of Lessee;

(iv) Lessee has no right, title or interest in the Domain or any part thereof except the right, title and interest therein as Lessee thereof under this Agreement; and that, on the Access Date, this Agreement is in full force and effect, neither party is in default hereunder, and Lessee's obligations hereunder are subject to no defenses, setoffs or counterclaims.

c. Lessee agrees promptly to execute and deliver to Lessor standard form UCC-1 financing statements as well as such other agreements, documents, instruments and certificates as Lessor may reasonably request (including, without limitation, an opinion of counsel and certified copies of Board resolutions, both in form and substance satisfactory to Lessor) in order to effect Lessor's purchase of the Domain or financing thereof.

d. Lessee authorizes Lessor to file a financing statement with respect to the Domain signed only by the Lessor where permitted by the Uniform Commercial Code or other applicable law. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to execute such financing statement on Lessee's behalf and to do all acts or things which Lessor may deem necessary to protect Lessor's title and interest hereunder.

e. Lessor and Lessee further agree that a photographic, electronic or other reproduction of this Lease may be filed as a financing statement and shall be sufficient as a financing statement under the Uniform Commercial Code or other applicable law.

f. It is the intent of the parties that this is a true lease, and the filing of a financial statement under the Uniform Commercial Code or other applicable law shall not be construed as evidence that any security interest was intended to be created, but only to give public notice of Lessor's ownership of the Domain. If this Lease is deemed at any time to be one intended as security, then Lessee grants Lessor a security interest in the Domain and the proceeds from the sale, lease or other disposition of the Domain.

11. MISCELLANEOUS CHARGES.

Except as otherwise specifically provided in this Agreement, it is understood and agreed that this is a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all costs and expenses of every nature whatsoever arising out of or in connection with or related to this Agreement or the Domain. On the Access Date, Lessee agrees to pay to Lessor an administrative fee to reimburse Lessor for its lease initiation. Lessee shall also be responsible for all registration and/or registrar fees, legal, accounting and/or other professional expenses, recording charges and all similar, related or necessary costs.

12. SECURITY DEPOSIT.

As security for the prompt and full payment of the amounts due under this Lease, and Lessee's complete performance of all of its obligations under this Lease, and any extension or renewal hereof, Lessor will withhold at funding the security amount set forth in the section shown as "Schedule of Payments". In the event any default shall be made in the performance of any of Lessee's obligations under this Lease, Lessor shall have the right, but not the obligation, to apply the security deposit to the curing of such default. Within fifteen (15) days after Lessor mails notice to Lessee that Lessor has applied any portion of the security deposit to the curing of any default, Lessee shall restore said security deposit to the full amount set forth above. On the expiration or earlier termination or cancellation of this Lease, or an extension or renewal hereof, provided Lessee has paid all of the rent called for and fully performed all other provisions of this Lease, Lessor will return to the Lessee any then remaining balance of said security deposit without interest. Said security deposit may be commingled with Lessor's other funds.

13. RISK OF LOSS ON LESSEE.

Lessee shall obtain and maintain from the time Lessee executes a document evidencing acceptance of the Domain and for the entire term of this Agreement, at its own expense, liability insurance and insurance against loss or damage to the Domain and such other risks of loss as are customarily insured against in such amounts, in such form and with such insurers as shall be satisfactory to Lessor; provided, however, that the amount of insurance against loss or damage to the Domain shall not be less than the installments of rent then remaining unpaid hereunder, plus the cost of any renewal or other options. Each insurance policy will name Lessee as an insured and Lessor as an additional insured and loss payee thereof as Lessor's interest may appear, and shall contain a clause requiring the insurer to give Lessor at least ten days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Lessee further agrees to give Lessor prompt notice of any damage or loss. Lessor shall be named as the Loss Payee on such policies, which shall be written by an insurance company of recognized responsibility. Lessee agrees to insure the interest of any third party referred to in this Agreement under a standard mortgagee clause. Evidence of such insurance coverage shall be furnished to Lessor upon demand. If Lessee shall fail to provide such insurance coverage or evidence thereof, then Lessor will have the right, but not the obligation, to have such insurance protecting Lessor placed at Lessee's expense. Lessee's expense shall include the full premium paid for such insurance and any customary charges or fees of Lessor or of Lessor's assignees associated with such insurance. Lessee shall pay such amounts upon presentation by the Lessor of such premiums and associated charges.

14. INDEMNIFICATION.

Lessee hereby agrees to assume liability for, and does hereby agree to indemnify, protect, save, keep and hold Lessor and its respective successors, assigns, legal representatives, agents and servants harmless from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever ("collectively, "Claims") which may be imposed on, incurred by or asserted against Lessor or any of its respective successors, assigns, legal representatives, agents and servants, in any way relating to or arising out of: (i) this Agreement or the performance or enforcement of any of the terms hereof (except an action brought by Lessee to enforce any of the terms hereof); (ii) the development, purchase, acceptance, rejection, return lease, ownership, possession, use, condition, operation, sale,

other disposition of the Domain or any other thing in connection therewith; (iii) any misrepresentation made by Lessee, or any breach of any representations, certifications and warranties contained in this Agreement; and (v) any trademark, copyright or patent infringement relating to the Domain; provided, however, that Lessee shall not be required to indemnify Lessor or its respective successors, assigns, legal representatives, agents and servants, for loss or liability in respect of the Domain arising from acts or events which occur after possession of Domain has been returned to Lessor or loss or liability resulting from the willful misconduct or gross negligence of the party otherwise to be indemnified hereunder. Lessee agrees that Lessor shall not be liable to Lessee for any liabilities, Claims, losses, damages or expenses of any kind or nature arising in strict liability or caused directly or indirectly by the inadequacy of the Domain for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business. Lessor shall have the right to assume and to control the defense of any and all Claims with counsel of its own choosing, at Lessee's cost and expense, including the cost and expense of reasonable attorneys' fees, costs and disbursements in connection with such defense. Should Lessor be notified of a Claim, Lessor may seek written confirmation from Lessee concerning Lessee's obligations to indemnify Lessor. Lessee's failure to provide such confirmation may be considered a breach of this Agreement.

15. DEFAULT.

Lessee shall be in default hereunder, and there shall be a breach of this Agreement, if:

a. Lessee fails to pay any installment of rent within ten days after the same becomes due and payable.

b. Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Domain or any items thereof, except as expressly permitted herein.

c. Lessor receives notice that the Domain is subject to any applicable domain name or trademark dispute.

d. Lessor discovers, at any time throughout the term of this Agreement, that Lessee did not have full title, ownership, interest or rights to the Domain prior to executing this Agreement.

e. Lessee shall fail to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder, and such failure shall continue uncured for ten days after written notice thereof to Lessee by Lessor.

f. Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to, or acquiesces in the appointment of, a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its owners shall take any action looking to its dissolution or liquidation.

g. Within thirty days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated. Lessor shall be in default hereunder, and there shall be a breach of this Agreement, if: Lessor ceases to make available and allow Lessee to access the Domain in accordance with the terms of this Agreement; provided however that Lessee is not in default of any term of this Agreement. In such event, Lessor shall be permitted to enforce all of its remedies as set forth herein, including, without limitation, limiting Lessee's access to the Domain.

16. REMEDIES.

In the event that Lessee is in default hereunder, then, in any such event, Lessor may at its option do any or all of the following: (i) by notice to Lessee, terminate this Agreement; (ii) whether or not this Agreement is terminated, give appropriate notice to all parties including, but not limited to, registrar(s) and/or take full possession and control of each and every Domain; (iii) sell, dispose of, hold, use or lease any Domain as Lessor in its sole discretion may decide, without any duty to account to Lessee; (iv) by notice to Lessee, declare immediately due and payable all monies to be paid by Lessee during the Initial Period or, if the Initial Period has then expired, declare immediately due and payable all monies to be paid during any term (extended as provided herein) then in effect, and Lessee shall thereupon be obliged to pay such monies to Lessor immediately. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor on account of such default, including all court costs and attorney's fees. The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of such obligation or of any subsequent breach of the same or any other obligation. The subsequent acceptance of payments hereunder by Lessor shall not be deemed a waiver of any prior existing breach by Lessee regardless of Lessor's knowledge of such prior existing breach at the time of acceptance of such payments. The rights afforded Lessor under this paragraph shall not be deemed to be exclusive, but shall be in addition to any other remedies provided by law. In the event that Lessor is in default hereunder, then in any such event, Lessee's obligations to maintain insurance as set forth in Section 13 and to make payments pursuant to Section 4 will be discharged. Lessor shall remain fully liable for reasonable damages provided by law and for all costs and expenses incurred by Lessee on account of Lessor's default. The rights afforded Lessee under this paragraph shall not be deemed to be exclusive, but shall be in addition to any other remedies provided by law.

17. PERFORMANCE OF OBLIGATIONS OF LESSEE BY LESSOR.

If Lessee shall be in default hereunder, Lessor may thereafter, without thereby waiving any obligation of Lessee or such default, make the payment or perform or comply with the Agreement, the nonpayment, nonperformance or noncompliance with which caused such default, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be payable by Lessee upon demand.

18. GENERAL.

a. This Agreement shall not be binding upon Lessor unless signed on its behalf by a duly authorized officer.

b. This Agreement shall be deemed to have been made in the State of New Jersey, without giving effect to that state's choice of law principles, and shall be governed in all respects by the laws of such state. Any dispute related to this Agreement will be adjudicated in the appropriate federal or a state court located in Bergen County, State of New Jersey.

c. This agreement and associated attachments, assignments and Buyout Letter constitute the entire Agreement between Lessee and Lessor with respect to the Domain, and no covenant, condition or other term or provision may be waived or modified orally.

d. All notices hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, to the address of the other party as set forth herein or to such other address as such party shall have designated by proper notice.

e. During the term of this Agreement and any renewal thereof, Lessee agrees to provide Lessor with financial statements and other financial information as Lessor may reasonably request.

f. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

g. Lessee recognizes that if Lessee fails to timely perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lessor and that Lessor, if

Lessor so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

h. So long as Lessee shall not be in default of this Agreement, Lessor shall not interfere with Lessee's right of quiet enjoyment and use of the Domain.

i. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one instrument.

j. All understandings, representations, indemnities and warranties contained in this Agreement, or any related document, shall survive the expiration or other termination of this Agreement.

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ACCEPTED:

Domain Capital, LLC

BY: Vince Havasymiak
ITS: Dir. of Operations
DATE: 8/12/13

LESSEE (FULL LEGAL NAME):

Searchcore, Inc.

26497 Rancho Parkway South
BILLING ADDRESS

Lake Forest CA
CITY STATE

92630
ZIP

TELEPHONE NUMBER: (855) 266-4663

E-MAIL ADDRESS: jpakulis@searchcore.com

DATED: August 8, 2013

The undersigned certifies that the Domain shall be used for business purposes and agrees that no modification to this Agreement will be effective unless made in writing and signed by both parties.

CFO
AUTHORIZED SIGNATURE

James Pakulis
PRINT NAME

GUARANTY*

I guarantee that the Lessee will make all payments and pay when they are due all other charges required under the Agreement and will perform all other obligations under the Agreement fully and promptly. I also agree that you may make other arrangements with the Lessee and I will still be responsible for those payments and other obligations. You do not have to notify me if the Lessee fails to meet all of its obligations under the Agreement. If Lessee fails to meet all of its obligations, I will immediately pay in accordance with the default provisions of the Agreement all sums due under the original terms of the Agreement and will perform all other obligations of Lessee under the Agreement. I will reimburse you for all the expenses you incur in enforcing any of your rights against the Lessee or me, including attorney fees. If this is a corporate guaranty, it is authorized by the Board of Directors of the guaranteeing corporation. If this is a partnership guaranty, it is authorized under the partnership agreement. If this is a limited liability company, this guaranty is authorized by its Members.

THIS GUARANTY HAS BEEN EXECUTED PURSUANT TO THE LAWS OF THE STATE OF NEW JERSEY. I AGREE AND CONSENT THAT THE COURTS OF THE STATE OF NEW JERSEY FOR BERGEN COUNTY OR ANY FEDERAL DISTRICT COURT HAVING JURISDICTION IN THAT COUNTY SHALL HAVE JURISDICTION AND SHALL BE THE PROPER LOCATION FOR THE DETERMINATION OF DISPUTES.

I agree and consent that you may serve me by registered or certified mail, which will be sufficient to obtain jurisdiction. I waive trial by jury in any action between us.

WITNESS

CFO 8/9/13
GUARANTOR SIGNATURE DATE

*Guarantor must provide appropriate Photo Identification before the Agreement will be approved.

Domain://Capital

ATTACHMENT 'A'
TO
AGREEMENT NO. 1472 DATED August 8, 2013 ("Agreement")
BETWEEN DOMAIN CAPITAL, LLC ("LESSOR")
AND SEARCHCORE, INC. ("LESSEE")

SCHEDULE

LEASE	150,000.00
RATE	15.00%
TERM - MONTHS	36
PAYMENT	5,199.80

PMT NO.	BEGINNING BALANCE	PAYMENT	ENDING BALANCE	PREPAYMENT
1	150,000.00	5,199.80	146,675.20	
2	146,675.20	5,199.80	143,308.84	
3	143,308.84	5,199.80	139,900.40	
4	139,900.40	5,199.80	136,449.36	
5	136,449.36	5,199.80	132,955.18	
6	132,955.18	5,199.80	129,417.32	140,269.23
7	129,417.32	5,199.80	125,835.23	136,082.45
8	125,835.23	5,199.80	122,208.37	131,864.27
9	122,208.37	5,199.80	118,536.18	127,614.46
10	118,536.18	5,199.80	114,818.08	123,332.77
11	114,818.08	5,199.80	111,053.51	119,018.97
12	111,053.51	5,199.80	107,241.88	114,672.81
13	107,241.88	5,199.80	103,382.60	110,294.06
14	103,382.60	5,199.80	99,475.09	105,882.47
15	99,475.09	5,199.80	95,518.73	101,437.79
16	95,518.73	5,199.80	91,512.91	96,959.77
17	91,512.91	5,199.80	87,457.02	92,448.17
18	87,457.02	5,199.80	83,350.44	87,902.74
19	83,350.44	5,199.80	79,192.52	83,323.21
20	79,192.52	5,199.80	74,982.63	78,709.34
21	74,982.63	5,199.80	70,720.11	74,060.86
22	70,720.11	5,199.80	66,404.31	69,377.52
23	66,404.31	5,199.80	62,034.57	64,659.05
24	62,034.57	5,199.80	57,610.20	59,905.20
25	57,610.20	5,199.80	53,130.53	55,115.69
26	53,130.53	5,199.80	48,594.86	50,290.26
27	48,594.86	5,199.80	44,002.50	45,428.64
28	44,002.50	5,199.80	39,352.73	40,530.55
29	39,352.73	5,199.80	34,644.84	35,595.73
30	34,644.84	5,199.80	29,878.10	30,623.90
31	29,878.10	5,199.80	25,051.78	25,614.79

32	25,051.78	5,199.80	20,165.12	20,568.10
33	20,165.12	5,199.80	15,217.39	15,483.56
34	15,217.39	5,199.80	10,207.81	10,360.89
35	10,207.81	5,199.80	5,135.60	5,199.80
36	5,135.60	5,199.80	(0.00)	0.00

Lessor:
DOMAIN CAPITAL, LLC

By: Vince Havasymiak VH

Title: Director of Operations

Date: 8/12/13

Lessee:
SEARCHCORE, INC.

By: [signature]

Title: CEO

Date: 8/9/13